FORM 8-A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CIT Group Inc.
(Exact Name of Registrant As Specified in Its Charter)

Delaware	65-1051192
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

505 Fifth Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

          Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange
Title of each class to be so registered	on which each class is to be registered

Equity Units	New York Stock Exchange

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:
333-131159

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.            Description of Registrant’s Securities to be Registered.

           The description of the Registrant’s Equity Units to be registered hereunder is set forth under the caption “Description of Stock Purchase Contracts and Stock Purchase Units” in the Prospectus dated October 17, 2007 included in a post-effective amendment no. 2 to the Registrant’s automatic shelf registration statement on Form S-3 (File No. 333-131159) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on January 20, 2006, filed by the Registrant and CIT Group Funding Company of Canada under the Securities Act with the Commission on October 17, 2007 (such automatic shelf registration statement, as so amended, the “Registration Statement”), and under the captions “Description of Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Notes” included in the prospectus supplement filed with the Commission on October 19, 2007 pursuant to Rule 424(b) under the Securities Act. Such descriptions are incorporated herein by reference.

Item 2.	Exhibits

1.	Second Restated Certificate of Incorporation of CIT Group Inc. (incorporated by reference to Form 10-Q filed by CIT Group Inc. on August 12, 2003).

2.	Amended and Restated By-laws of CIT Group Inc. (incorporated by reference to Form 10-Q filed by CIT Group Inc. on August 12, 2003).

3.

Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to CIT Group Inc.’s Registration Statement on Form S-3 (File No. 333-119172) (as filed with the Securities and Exchange Commission on October 28, 2004).

4.	Certificate of Designation relating to the Non-Cumulative Preferred Stock, Series A (incorporated by reference to Form 8-A filed by CIT Group Inc. on July 29, 2005).

5.	Certificate of Designation relating to the Non-Cumulative Preferred Stock, Series B (incorporated by reference to Form 8-A filed by CIT Group Inc. on July 29, 2005).

6.

Purchase Contract and Pledge Agreement, dated as of October 23, 2007, between CIT Group, Inc. and The Bank of New York as Collateral Agent, Custodial Agent and Securities Intermediary and The Bank of New York as Stock Purchase Contract Agent (incorporated by reference to Exhibit 4.1 to CIT Group Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 23, 2007).

7.	Form of Corporate Unit (included in Exhibit 4 above).

8.	Form of Treasury Unit (included in Exhibit 4 above).

9.

Senior Indenture, dated January 20, 2006, between CIT Group Inc. and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.) with respect to the Senior Debt Securities of CIT Group Inc. (incorporated by reference to Exhibit 4.3 to CIT Group Inc.’s Form 10-Q for the quarter ended June 30, 2006, (as filed with the Securities and Exchange Commission on August 7, 2006).

10.

First Supplemental Indenture, dated February 13, 2007, between CIT Group Inc. and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.) with respect to Senior Debt Securities of CIT Group Inc. (incorporated by reference to Exhibit 4.4 to CIT Group Inc.’s Form 10-Q for the quarter ended June 30, 2006, as filed with the Securities and Exchange Commission on August 7, 2006).

11.

Second Supplemental Indenture dated as of October 23, 2007 between CIT Group Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.3 to CIT Group Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 23, 2007).

12.	Form of 7.50% Senior Note due November 15, 2015 of CIT Group Inc. (included in Exhibit 9 above).

13.

Remarketing Agreement dated as of October 23, 2007 between CIT Group Inc., The Bank of New York, Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. as Reset Agents and Remarketing Agents (incorporated by reference to Exhibit 4.5 to CIT Group Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 23, 2007).

SIGNATURE

                         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized.

CIT GROUP INC.

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek
Title: Executive Vice President and Treasurer

October 23, 2007